INVESTMENT MANAGEMENT
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(d)(10)(i)

August 31, 2021

Christopher Kurtz

Vice President

Voya Investment Management Co. LLC

One Orange Way, C1-N

Windsor, CT 06095

Dear Mr. Kurtz:

Pursuant to the Sub-Advisory Agreement, effective as of May 1, 2017 (the "Agreement"), between Voya Investment Management Co. LLC (the "Sub-Adviser") and Voya Investments, LLC, we hereby notify you of our intention to define Underlying Funds to include investment in funding agreements with affiliated or unaffiliated insurance companies for Voya Index Solution 2030 Portfolio, Voya Index Solution 2040 Portfolio, Voya Index Solution 2050 Portfolio, and Voya Index Solution 2060 Portfolio (together, the "Portfolios"), each a series of VPI, effective on August 31, 2021, upon all other terms and conditions set forth in the Agreement.

Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolios to the Amended Schedule A of the Agreement. The Amended Schedule A, with the annual sub-advisory fee rate indicated for the Portfolio, is attached hereto.

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M:\Funds\Legal Admin\Registration Statements\Unified\IPI\2022\485b\Filing Documents\Exhibits\(d)(10)(i) VPI-VIM-S-AA-Sched-(amend footnote Idx Soln even)-2105F.docx

August 31, 2021

Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to the aforementioned Portfolios by signing below where indicated.

Very sincerely,

By: /s/ Todd Modic_____________________

Todd Modic

Senior Vice President

Voya Investments, LLC

ACCEPTED AND AGREED TO:

Voya Investment Management Co. LLC

By: /s/ Christopher Kurtz_____________

Name: Christopher Kurtz

Title: Vice President

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AMENDED SCHEDULE A

with respect to the

SUB-ADVISORY AGREEMENT

between

VOYA INVESTMENTS, LLC

and

VOYA INVESTMENT MANAGEMENT CO. LLC

Annual Sub-Advisory Fee

Series(as a percentage of average daily assets allocated to the Sub-Adviser)

Direct Investments1

Voya Index Solution 2020 Portfolio

0.135%

Underlying Funds2

0.045%

Direct Investments1

Voya Index Solution 2030 Portfolio

0.135%

Underlying Funds2

0.045%

Direct Investments1

Voya Index Solution 2040 Portfolio

0.135%

Underlying Funds2

0.045%

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item 17 of Form N-1A, as it was effect on May 1, 2017. With respect to Voya Index Solution Portfolios, "Underlying Funds" shall also include funding agreements with affiliated or unaffiliated insurance companies.

Annual Sub-Advisory Fee

Series(as a percentage of average daily assets allocated to the Sub-Adviser)

Direct Investments1

Voya Index Solution 2050 Portfolio

0.135%

Underlying Funds2

0.045%

Direct Investments1

Voya Index Solution 2060 Portfolio

0.135%

Underlying Funds2

0.045%

Direct Investments1

Voya Solution 2020 Portfolio

0.135%

Underlying Funds2

0.045%

Direct Investments1

Voya Solution 2030 Portfolio

0.135%

Underlying Funds2

0.045%

Direct Investments1

Voya Solution 2040 Portfolio

0.135%

Underlying Funds2

0.045%

Direct Investments1

Voya Solution 2050 Portfolio

0.135%

Underlying Funds2

0.045%

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item 17 of Form N-1A, as it was effect on May 1, 2017. With respect to Voya Index Solution Portfolios, "Underlying Funds" shall also include funding agreements with affiliated or unaffiliated insurance companies.

Annual Sub-Advisory Fee

Series(as a percentage of average daily assets allocated to the Sub-Adviser)

Direct Investments1

Voya Solution 2060 Portfolio

0.135%

Underlying Funds2

0.045%

Last Approved:	May 27, 2021

Last Amended: Effective August 31, 2021 to reflect the change in the definition of "Underlying Funds."

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item 17 of Form N-1A, as it was effect on May 1, 2017. With respect to Voya Index Solution Portfolios, "Underlying Funds" shall also include funding agreements with affiliated or unaffiliated insurance companies.